EXHIBIT 23.1

                                      Smith
                                        &
                                     Company

           A Professional Corporation of Certified Public Accountants

                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Noram Gaming and Entertainment, Inc. on Form S-8 of our report dated April 4, 2000 appearing in the Annual Report of Form 10-KSB of Noram Gaming and Entertainment, Inc. for the year ended December 31, 1999, and to the use of our report dated April 4, 2000, appearing as an exhibit which is part of this Registration Statement.

Smith & Company



By:      /s/ William R. Denney
     ------------------------------
         William R. Denney, Partner

September 28, 2000













          10 West 100 South, Suite 700. Salt Lake City, Utah 84101-1554
              Telephone: (801) 575-8297o Facsimile: (801) 575-8306
                        E-mail: smithco@smithandcocpa.com
 Members: American Institute of Certified Public Accountants.
          Utah Association of Certified Public  Accountants